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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

               Telephone (650) 493-9300  Facsimile (650) 493-6811

                                  May 24, 2000

C-Cube Microsystems Inc.
1778 McCarthy Blvd.
Milpitas, California 95035

RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1MEF (File No. 333-_____) to be filed by you with the Securities and Exchange Commission on May __, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 504,028 shares of Common Stock of C-Cube Microsystems Inc. (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                        Very truly yours,


                                        /s/ Wilson Sonsini Goodrich & Rosati
                                        ------------------------------------
                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation